EXHIBIT 3(ii)

               Patriot National Bancorp, Inc. (the "Corporation")
               --------------------------------------------------

                                     By-Laws
                                     -------

                                   Article I.

MEETINGS OF SHAREHOLDERS

         SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Corporation or such other place as the board of directors may designate, on the third Thursday of May of each year, or if that date falls on a legal holiday in the State of Connecticut, on the next following banking day, or on such other date in the months of April, May or June of each year as the Board of Directors may designate. Notice of the meeting shall be mailed, first-claim mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the Corporation. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two thirds of the shares. In all cases at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

         SECTION 1.1.1. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any two (2) or more shareholders owning, in the aggregate, not less than twenty (20%) percent of the stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, first-class mail, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the Corporation a notice stating the purpose of the meeting. A special meeting may be called by shareholders or the board of directors to amend the articles of Corporation or bylaws, whether or not such bylaws may be amended by the board in the absence of shareholder approval.

         SECTION 1.2. RECORD DATE. The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting; provided that in no event may a record date be more than 70 days before the meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first


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shareholder  signs a demand for the meeting  describing  the purpose or purposes for which it is to be held.

         If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Corporation becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         SECTION 1.3. NO WRITTEN CONSENT. Unless otherwise set forth herein, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

         SECTION 1.4. NOMINATIONS OF DIRECTORS. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the current directors of the Corporation, shall be made in writing and shall be delivered or mailed to the president of the Corporation, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

         (1) The name and address of each proposed nominee.

         (2) The principal occupation of each proposed nominee.

         (3) The total number of shares of capital stock of the Corporation that will be voted for each proposed nominee.

         (4) The name and residence address of the notifying shareholder.

         (5) The number of shares of capital stock of the Corporation owned by the notifying shareholder.





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         Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.


         SECTION 1.5. JUDGES OF ELECTION. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the secretary of the Corporation a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

         SECTION 1.6. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

         SECTION 1.7. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 8.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Certificate of Incorporation, or by the shareholders or directors pursuant to Section 8.2.

                                   Article II.

DIRECTORS

         SECTION 2.1. BOARD OF DIRECTORS. The board of directors (board) shall have the power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the board.

         SECTION 2.2. NUMBER. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum




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limits to be fixed and determined  from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.

         SECTION 2.3. ORGANIZATION MEETING. The secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Corporation to organize the new board and elect and appoint officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         SECTION 2.4. REGULAR MEETINGS. The regular meetings of the board of directors shall be held, without notice, on the third Tuesday of each month at the main office or other such place as the board may designate. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

         SECTION 2.5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the of the Corporation, or at the request of two or more directors. Each member of the board of directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting.

         SECTION 2.6. QUORUM. A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law, or the bylaws, but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted. except selecting directors to fill vacancies in conformance with Section 2.7.

         If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance.

         SECTION 2.7. VACANCIES. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 1.2 of these by-laws. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and




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cast the product for a single  candidate or distribute  the product among two or more candidates.

         A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         SECTION 2.8. RESIGNATION. A director may resign at any time by delivering written notice to the board of directors, its chairperson or to the Corporation, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

         SECTION 2.9. REMOVAL. A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

                                  Article III.

COMMITTEES OF THE BOARD

         The board of directors must formally ratify written policies authorized by committees of the board before such policies become effective. Each committee must have one or more member(s), who serve at the pleasure of the board of directors. Provisions of the articles and bylaws governing place of meetings, notice of meeting, quorum and voting requirements of the board of directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the board of directors.

         SECTION 3.1. EXECUTIVE COMMITTEE. There shall be an executive committee composed of the Chairperson of the board, the President and three other directors, appointed by the board annually or more often. The executive committee shall have the power and responsibility of monitoring the implementation by management of policies established by the board, and to exercise, when the board is not in session, all other powers of the board that may lawfully be delegated, and shall review for approval any contracts with third parties authorized by the board prior to execution thereof. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.




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         SECTION 3.2. PERSONNEL COMMITTEE.  There shall be a personnel committee composed of four directors, appointed by the board annually or more often. The duty of that committee shall be to review and recommend policies with respect to
(i)  a  comprehensive  personnel  policy,  (ii)  staffing  requirements  of  the
Corporation,   (iii)  personnel  compensation  and  benefits  issues,  and  (iv)
performance review of certain identified officer positions. This committee shall also review management's implementation of established policies and personnel compliance issues. The personnel committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

         SECTION 3.3. LOAN COMMITTEE. There shall be a loan committee composed of the President and five other directors, appointed by the board annually or more often. The loan committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine, review and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the board is not in session, all other powers of the board regarding extensions of credit that may lawfully be delegated. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

         SECTION 3.4. ASSET & LIABILITY AND INVESTMENT COMMITTEE. There shall be an asset & liability and investment committee composed of five directors, appointed by the board annually or more often. The investment committee shall have the power and responsibility to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and liquidity and to exercise, when the board is not in session, all other powers of the board regarding investment securities that may be lawfully delegated. The asset & liability and investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

         SECTION 3.5. AUDIT, CREDIT REVIEW AND COMPLIANCE COMMITTEE. There shall be an audit, credit review and compliance committee composed of not less than five directors, exclusive of any active officers, appointed by the board annually or more often. The duty of that committee shall be to review and recommend policies regarding internal audit and credit review, to establish and implement regulatory policies, to monitor compliance with investment policies, to examine at least once during each calendar year and within 15 months of the last examination the affairs of the Corporation or cause suitable examinations to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board at the next regular meeting




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thereafter.  Such report  shall  state  whether  the  Corporation  is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manner of conducting the affairs of the Corporation as shall be deemed advisable.

         SECTION 3.5.1. OTHER COMMITTEES. The board of directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine.
         However, a committee may not:

         (1) Authorize distributions of assets or dividends.

         (2) Approve action required to be approved by shareholders.

         (3) Fill vacancies on the board of directors or any of its committees.

         (4) Amend articles of Corporation.

         (5) Adopt, amend or repeal bylaws.

         (6)  Authorize  or approve  issuance  or sale or  contract  for sale of
              shares,  or  determine  the   designation  and   relative  rights,
              preferences  and limitations of a class or series of shares.

                                   Article IV.

OFFICERS AND EMPLOYEES

         SECTION 4.1. CHAIRPERSON OF THE BOARD. The board of directors shall appoint one of its members to be the chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board of directors.

         SECTION 4.2. PRESIDENT. The board of directors shall appoint one of its members to be the president of the Corporation. In the absence of the chairperson, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board of directors.




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         SECTION 4.3. VICE PRESIDENTS. The board of directors may appoint one or more vice presidents, and one or more senior or executive vice presidents, who may also include a chief operating officer, a chief financial officer, a treasurer, and/or a senior credit officer. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

         SECTION 4.4. SECRETARY. The board of directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the board and of the Corporation, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the board of directors.

         SECTION 4.5. OTHER OFFICERS. The board of directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board of directors, the chairperson of the board, or the president. The board of directors may authorize an officer to appoint one or more officers or assistant officers.

         SECTION 4.6. TENURE OF OFFICE. The president and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

         SECTION 4.7. RESIGNATION. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date.




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                                   Article V.

STOCK AND STOCK CERTIFICATES

         SECTION 5.1. TRANSFERS. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Corporation with respect to stock transfers, voting at shareholder meetings, and related makers and to protect it against fraudulent transfers.

         SECTION 5.2. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

         The board of directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

         The Corporation may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Corporation as the shareholder. The procedure may set forth:

         (1) The types of nominees to which it applies.

         (2) The   rights   or  privileges that  the Corporation recognizes in a
             beneficial owner.

         (3) How the nominee may request the Corporation to recognize the beneficial owner as the shareholder.

         (4) The information that must be provided when the procedure is selected.

         (5) The period over which the Corporation will continue to recognize the beneficial owner as the shareholder.

         (6) Other aspects of the rights and duties created.




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                                   Article VI.

CORPORATE SEAL

         The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                                 (   Impression   )
                                 (       of       )
                                 (      Seal      )

                                  Article VII.

MISCELLANEOUS PROVISIONS

         SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

         SECTION 7.2. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the chairperson of the board, or the president, or any vice president, or the secretary, or the cashier in accordance with the procedures and limitations established by the board. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 7.2 are supplementary to any other provision of these bylaws.

         SECTION 7.3. RECORDS. The articles of Corporation, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

         SECTION 7.4. GOVERNING LAW. The laws of the State of Connecticut shall govern the Corporation's corporate governance procedures.




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                                  Article VIII.

BYLAWS

         SECTION 8.1. INSPECTION. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Corporation, and shall be open for inspection to all shareholders during banking hours.

         SECTION 8.2. AMENDMENTS. The bylaws may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors except as provided below. The Corporation's shareholders may amend or repeal the bylaws even though the bylaws also may be amended or repealed by its board of directors.

         I, Robert W. Reeves, certify that: (1) I am the sole incorporator of the Corporation; (2) the foregoing bylaws are the bylaws of the Corporation, and all of them are now lawfully in force and effect.

         I have hereunto affixed my official signature and the seal of the Corporation, in the city of Stamford, Connecticut, on this 17th day of June, 1999.



                                                   /s/ ROBERT W. REEVES
                                             --------------------------------
                                             Robert W. Reeves, Incorporator